Exhibit 99.2

October 29, 2021

Board of Directors

Pacific Enterprise Bancorp

Pacific Enterprise Bank

17748 Skypark Circle
Suite 100
Irvine, California 92614

Dear Board of Directors:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Pacific Enterpise Bancorp, which we refer to as PEB, as an Appendix to the Proxy Statement/Prospectus relating to BayCom Corp’s proposed acquisition of PEB contained in Amendment No. 1 to the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission jointly, and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

Sincerely,

HOVDE GROUP, LLC